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EMPLOYMENT AGREEMENT

THIS AGREEMENT between Essex County Gas Company, a Massachusetts corporation (the "Corporation"), and William T. Beaton, (the "Executive"), dated this 7th day of June 1995,

WITNESSETH THAT:

     WHEREAS, the Corporation wishes to attract and retain well-qualified executives and key personnel and to assure both itself and the Executive of continuity of management in the event of any actual or threatened Change of Control (as defined in Section 2) of the Corporation;
     NOW, THEREFORE, it is hereby agreed by and between the parties as follows:

1. Operation of Agreement. The "effective date of this Agreement" shall be the date on which a Change of Control occurs.
2. Change of Control. For the purposes of this Agreement, a "Change of Control" means:

(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then outstanding voting securties of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control; (i) any acquisition direction from the Corporation, (ii) any acquisition by the Corporation; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition that complies with clauses (i), (ii) and (iii) of sub-section (c) below; or

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(b) individuals who, as of the date hereof, constitute the Board (the
"Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director sub-sequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) the approval by the shareholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation ("Business Combination") or, if con-summation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Corporation or all or substantially all of the Corpora-tion's assets either directly or through one or more subsidiaries) in sub-

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stantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Voting Securities,
(ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combina-
tion) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then out-standing voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

3. Employment. The Corporation hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Corporation, for the period commencing on the effective date of this Agreement andmending on the earlier to occur of the second anniversary of such date or the Executive's normal retirement date under the Corporation's retirement plans (the "employment period"), to exercise such authority and perform such executive duties as are commensurate with the authority being exercised and duties being performed by the Executive immediately prior to the effective date of this Agreement, which services shall be performed at the location where Agreement. The Executive agrees that during the

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employment period he shall devote his full business time exclusively to his executive duties as described herein and perform such duties faithfully and efficiently.

4. Compensation, Compensation Plans, Perquisites. During the employment period, the Executive shall be compensated as follows:

(a) He shall receive an annual salary at a rate which is not less than his rate of annual salary immediately prior to the effective date of this Agreement, with the opportunity for increases, from time to time thereafter, which are in accordance with the corporation's regular practices.

(b) He shall be eligible to participate on a reasonable basis in bonus, stock option, restricted stock, performance award and other incentive compensation plans which provide opportunities to receive compensation which are the greater of the opportunities provided by the Corporation for executives with comparable duties or the opportunities under any such plans under which he was participating immediately prior to the effective date of this Agreement.

(c) He shall be entitled to receive employee benefits (including, but not limted to, medical, insurance and split-dollar life insurance benefits) and perquisites which are the greater of the employee benefits and perquisites provided by the Corporation to executives with comparable duties or the employee benefits and perquisites to which he was entitled immediately prior to the effective date of this Agreement.

5. Termination. The term "termination" shall mean termination by the Corporaion of the employment of the Executive with the Corporation for any reason other than death, disability or cause (as defined below), or resignation of the Executive upon the occurence of either of the following events:

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(a) Any signficant change in the nature or scope of the Executive's authorities or duties from those described in Section 3, any reduction in total compensation from that provided in Section 4, or the breach by the Corporation of any other provision of this Agreement; or

(b) A reasonable determination by the Executive that, as a result of a Change of Control and a change in circumstances thereafter significantly affecting his position, he is unable to exercise the authorities, powers, functions or duties attached to his position and contemplated by Section 3 of this Agreement.

The term "cause" means fraud, misappropriation or intentional material damage to the property or business of the Corporation or commission of a felony.

A termination shall also include resignation of the Executive for any reason during the 30-day period immediately following the first anniversary of the effective date of this Agreement.

6. Severance Allowance. In the event of termination of the Executive during the employment period, the Executive shall be paid a lump sum severance allowance in an amount which is equal to the sum of the amounts determined in accordance with the following paragraphs (a) and (b):

(a) An amount equivalent to the salary payments for the number of calendar months during the remainder of the employment period at the rate required by Section 4(a), as in effect immediately before the resignation as described in Section 5(a)), plus a pro rata share of the estimated amount of any bonus which would have been payable for the bonus period which includes the termination date; and


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(b) An amount equivalent to the number of calendar months of bonus during the remainder of the employment period at the geater of (i) the monthly rate of the bonus payment for the bonus period immediately prior to his termination date, or (ii) the estimated amount of the bonus for the period which includes his termination date.

In addition to such amount, he shall receive continuation for the remainder of the employment period of the employee welfare benefits (including, but not limited to, coverage under any medical, insurance and split-dollar life insurance arrangements or programs) to which he would have been entitled under all employee welfare benefit plans, programs or arrangements maintained by the Corporation if he had remained in the employ of the Corporation for the remainder of the employment period, or, at the Company's option, a cash payment equal to the cost to the Executive of purchasing replacement benefits, determined and paid as soon as it is reasonably possible.

7.  Limitation.

(a) Notwithstanding any other provision of this Agreement, in the event it shall be determined that any payment or distribution by the Corporation or to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible by the Corporation for Federal income tax purposes because of Section 280G of the Internal Revenue Code of 1986, as amended (the"Code"), then the aggregate present value of amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced
    Amount.  The "Reduced Amount" shall be an amount expressed in present

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    value that maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Corporation because of Section 280G of the Code. For purposes of this Section 7, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

(b) All determinations required to be made under this Section 7 shall be made by the accounting firm last appointed as auditors of the Corporation by the Board of Directors before the Change of Control (the "Accounting Firm"), which shall provide detailed supporting calculations to both the Corporation and the Executive within 30 business days of the date of the Change of Control or such earlier time as is required by the Corporation. Any such determination by the Accounting Firm shall be binding upon the Corporation and the Executive. The Executive shall determine which and how much of the Agreement Payments (or, at the election of the Executive, other Payments) shall be eliminated or reduced consistant with the requirements of this Section 7, provided that, if the Executive does not make such determination within ten business days of the receipt of the calculations made by the Acccounting Firm, the Corporation shall elect which and how much of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 7 and shall notify the Executive promptly of such election. Within five business days thereafter, the Corporation shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement.

(c) As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Agreement Payments will have been made by the Corporation that should not have been made ("Overpayment") or that addtional Agreement Payments that will have not been made by the Corporation could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes asa loan to the Executive, which the Executive shall repay to the Corporation together with interest at the applicable Federal rate provided for in

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    Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Executive to the Corporation (or if paid by the Executive to the Corporation shall be returned to the Executive) if and to the extent such payment would not In the event that the Accounting firm determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

8. Indemnification. If litigation shall be brought to enforce, interpret or challenge any provision hereof, the Corporation hereby indemnifies the Executive for his reasonable attorney's fees and disbursements incurred in such litigation.

9. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered mail to the Executive at the last address he has filed in writing with the Corporation, or in the case of the Corporation, at its principal executive offices.

10. Non-Alienation. The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement; and not benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or the laws of descent and distribution.


11. Governing Law. The provisions of this Agreement shall be construed to be in accordance with the laws of the Commonwealth of Massachusetts.

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12.  Amendment.  This Agreement may be amended or canceled by mutual agreement of the parties in writing without the consent of any other person and so long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interet in this Agreement or the subject matter hereof.

Provided, further, that in the event any law, rule or regulation hereafter passed or promulgated shall require that this contract be submitted to the shareholders for their consideration, then, and in that event, the parties do hereby covenant that if they do not mutually agree to submit this contract to the shareholders in accordance with such law, rule or regulation, they will amend this contract so as to make submission to the shareholders unnecessary under said law, rule or regulation.

13. Successor to the Corporation. Except as otherwise provided herein, this Agrement shall be binding upon and inure to the benefit or the Corporation and any sucessor of the Corporation.

14. Severability. In the event that any provision or portion of this Agree-ment shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

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     IN WITNESS WHEREOF, the Executive has hereunder set his hand and, pursuant to the authorization from its Board of Directors, the Corporation has caused these present to be executed in its name and behalf, all as of the day and year first above written.


     /s/ William T. Beaton


ESSEX COUNTY GAS COMAPNY

by: /s/ Charles E. Billups
    Its Chairman